SUB-ITEM 77Q1(e)


WESTERN ASSET MIDDLE MARKET INCOME FUND INC.

Below, please find incorporated by reference the management agreement and Subadvisory Agreements for the Registrant.


Form of Investment Management Agreement between the Registrant and Legg Mason Partners Fund Advisor, LLC ("LMPFA") filed on August 22, 2014 (Accession Number 0001193125-14-320210) with the Registrant's Registration Statement on Form N-2 (File Nos. 333-175535 and 811-22582) and incorporated by reference.




 Form of Subadvisory Agreement between LMPFA and Western Asset Management Company ("Western Asset") filed on August 22, 2014 (Accession Number 0001193125-14-320210) with the Registrant's Registration Statement on Form N-2 (File Nos. 333-175535 and 811-22582) and incorporated by reference.





 Form of Subadvisory Agreement between Western Asset and Western Asset Management Company Pte. Ltd. ("Western Singapore") filed on August 22, 2014 (Accession Number 0001193125-14-320210) with the
Registrant's Registration Statement on Form N-2 (File Nos. 333-175535 and 811-22582) and incorporated by reference.





 Form of Subadvisory Agreement between Western Asset and Western Asset Management Company Ltd. ("Western Japan") filed on August 22, 2014 (Accession Number 0001193125-14-320210) with the Registrant's Registration Statement on Form N-2 (File Nos. 333-175535 and 811-22582) and incorporated by reference.





Form of Subadvisory Agreement between Western Asset and Western Asset Management Company Limited ("Western Asset Limited") filed on August 22, 2014 (Accession Number 0001193125-14-320210) with the
Registrant's Registration Statement on Form N-2 (File Nos. 333-175535 and 811-22582) and incorporated by reference.